Exhibit 99.1

February 26, 2015 09:04 AM Eastern Standard Time

3PEA International Acquires 2.4 Million Common Shares

HENDERSON, Nev.--(BUSINESS WIRE)-- 3PEA International, Inc. (OTCQB: TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, today announced that the Company has acquired 2,442,000 shares of 3PEA International common stock, or approximately 6% of the common shares outstanding, as part of a debt settlement totaling $666,000 for both principal and interest in November 2014. The debt settlement was financed with short term financing which has since been repaid in full.

Under the share repurchase program announced on October 29, 2014, 3PEA is authorized to repurchase up to 2,700,000 shares of its common stock. With this transaction, 3PEA remains authorized to repurchase up to 258,000 shares over the remaining life of the program, subject to relevant rules and regulations under U.S. securities law. The board of directors may modify, suspend, extend or terminate the program at any time.

“Based upon current market valuations, available strategic options and expected future cash flows, we believe the acquisition of approximately 6% of our company's outstanding common shares will be highly accretive for our shareholders. Additionally, we were able to significantly reduce our total outstanding liabilities during January 2015,” said Arthur De Joya, Chief Financial Officer of 3PEA International. “It also expresses our confidence in the long-term health and financial performance of our business as we continue to aggressively pursue various markets. We are well-positioned and highly confident in our growth prospects for 2015 and beyond.”

About 3PEA International

3PEA International (OTCQB:TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has millions of prepaid debit cards in its portfolio. Through its PaySign brand, 3PEA designs and develops payment solutions, prepaid card programs, and customized payment services. 3PEA manages programs for many of the world’s largest pharmaceutical manufacturers with copay assistance products designed to maximize new patient acquisition, retention, and adherence. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA’s customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty. 3PEA’s customers include healthcare companies, major pharmaceutical companies and source plasma providers, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

3PEA International, Inc.
Brian Polan
VP Corporate Finance
1-702-749-7234
bpolan@3pea.com
www.3pea.com
or
Investor Relations:
MZ North America
Greg Falesnik
Senior Vice President
1-949-385-6449
Greg.Falesnik@mzgroup.us
www.mzgroup.us

Source: 3PEA International, Inc.